Exhibit 5.1

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

June 6, 2023

Socket Mobile, Inc.

40675 Encyclopedia Cir.

Fremont, CA 94538

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Socket Mobile, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof by the Company with the Securities and Exchange Commission (the “Commission”), for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the resale of an aggregate of 1,194,027 shares of the Company’s Common Stock (the “Shares”) that are issuable upon the conversion of Secured Subordinated Convertible Notes issued May 26, 2023 (the “Notes”).

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (d) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Shares issuable upon conversion of the Notes have been duly authorized by the Company and, when issued and delivered by the Company upon conversion thereof in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware..

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati